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                                                                    EXHIBIT 10.4

                          J.P. TURNER & COMPANY, L.L.C.
                           INVESTMENT BANKING DIVISION


                                SECOND AMENDMENT
                         TO INVESTMENT BANKING AGREEMENT

         THIS SECOND AMENDMENT (the "Amendment") TO INVESTMENT BANKING AGREEMENT WITH J.P. TURNER & COMPANY, LLC dated April 3, 2003 (the "Agreement") is entered into and effective as of August 13, 2003 (the "Effective Date") by and between CytRx Corporation ("CYTR") and J.P. Turner & Company, LLC ("Turner").

1. THE PARTIES

         1.1 CYTR, with its principal office at 11726 San Vincente Blvd., CA 90049, USA; and Phone: (310) 826-5658.

         1.2 Turner, with its principal office at 3340 Peachtree Road, Suite 2300, Atlanta, Georgia 30326, and Phone: 404-479-8192.

         1.3 The persons executing this Amendment represent to each other that they have full and complete authority to do so.

2. THE AMENDMENT

         2.1 The Term of the Agreement during which Turner shall provide the Services shall be extended to be twelve (12) months from the Effective Date.

         2.2 As per page 2, within the compensation section of the Agreement, CYTR shall issue Turner an additional fully vested Investment Banking Warrant for the purchase of eighty two thousand five hundred (82,500) shares of CYTR's common stock at an exercise price of $2.00 per share and with a term of five (5) years. All other conditions and provisions of this warrant shall be identical to the Investment Banking Warrant as described in the Agreement.

         2.3 CYTR shall also issue Turner two hundred seventy-five thousand (275,000) shares of CYTR's common stock (the "Investment Banking Stock"). The Investment Banking Stock shall be restricted for resale into the public market for a period of eighteen (18) months (the "Public Restriction"). The Investment Banking Stock shall immediately and completely vest in favor of Turner, be fully paid, and non-assessable. In the event of the sale of the Company (or substantially all of the assets thereof) or the acquisition (or merger) transaction of the Company by or into another entity at any time after twelve
(12) months from the Effective Date, the Public Restriction shall be lifted and voided.

         2.4 The issuance of the Investment Banking Warrant and Investment Banking Stock shall be subject to approval by CYTR's shareholders of an increase in the size of CYTR's 2000 Long-Term Incentive Plan (the "Plan"), and Turner will not exercise the Investment Banking Warrant until such shareholder approval has been obtained. If this increase in the size of the Plan does not occur by December 31, 2003, this Amendment shall be rescinded.



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         2.5  CYTR   acknowledges   that  it  desires  to   consider   strategic
alternatives available to it which include, but are not limited to, issuing and selling convertible debentures, common shares, preferred shares, or similar instruments (the "Offering"). The Offering shall be on terms and conditions satisfactory CYTR, in its sole discretion. As a result of an introduction made through Turner to an investor, either a single investor, several investors, or a related entity with which Investor has not made an investment in CYTR within the 90 days prior to the Effective Date (collectively the "Investor"), should all or any part of the Offering be placed with the Investor, CYTR shall owe Turner a cash fee equal to ten percent (10%) of the gross proceeds of the Offering (the as received by CYTR from the Investor. CYTR shall also issue Turner a five-year warrant as part of the placement fee to purchase a number of shares equal to ten percent (10%) of the gross proceeds of the Offering (the "Warrant") to the Investor, at an exercise price equal to the average closing market price per share of the CYTR's common stock for the five trading days preceding the date of closing of the Offering (or at each closing). Should CYTR close on any Offering with the Investor, it shall be understood that the Offering met terms and conditions satisfactory to CYTR. CYTR shall have no obligation to close any Offering.

         2.6 CYTR agrees that any amendment or modification to the Agreement or the Amendment shall be by written instrument only and must be executed by a representative, with complete authority, from CYTR and Turner (the "Parties").

         2.7 This Amendment sets forth the entire understanding of the Parties with respect to the subject matter hereof and shall be binding and inure to the benefit of the Parties and their respective successors.

         IN WITNESS WHEREOF, if the foregoing is in accordance with the Parties understanding, the Parties shall accept and agree to this Amendment of the Agreement by signing and that will thereupon constitute an agreement between the Parties.



J.P. Turner & Company, LLC


/s/ Patrick J. Power                               Date:  _______________
--------------------------------------------
Mr. Patrick J. Power
Managing Director - Investment Banking
J.P. Turner & Company, LLC
3340 Peachtree Road, Suite 2300
Atlanta, GA 30326
(404) 479-8192


CytRx Corporation


/s/ Steven A. Kriegsman                            Date: 10-24-03
--------------------------------------------             -----------
Name:             Mr. Steve Kriegsman
Title:            President and Chairman
Company:          CytRx Corporation
Address:          11726 San Vincente Blvd.
                  Los Angeles, CA 90049
Phone:            (310) 826-5648


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